UTSTARCOM UPDATES THE STATUS OF ITS 2004 10-K FILING

Company  Delays Filing  Its 2004 10-K and Restated 2003 10-K Annual Reports to Complete  Required Review Procedures and to Enable Management to Finalize Its Assessment of Section 404 Internal Controls—Anticipates Filing on or before April 15, 2005

Company Provides Restated 2003 and 2004 Financial Results

•                  2003 As Reported Financial Results:

•                  $1,964.3 million

•                  EPS $1.64

•                  2003 Restated Financial Results:

•                  Revenue $1,965.2 million

•                  EPS $1.75

•                  2004 Financial Results:

•                  Revenue $2,703.6 million

•                  EPS $0.56

ALAMEDA, Calif., March 31, 2005 – UTStarcom, Inc. (Nasdaq: UTSI) today announced that it has delayed the filing of its Annual Report on Form 10-K for the  year ended December 31, 2004 (the “2004 Form 10-K”) and its amended and restated  Annual Report on Form 10-K for the year ended December 31, 2003 (the “2003 Form 10-KA”) beyond the March 31, 2005 extended due date for the 2004 Form 10-K. The delay is due to the Company’s need to finalize  its required review procedures and enable management to finalize its assessment of internal control over financial reporting as of December 31, 2004 as required under Section 404 of the Sarbanes-Oxley Act of 2002.  The Company currently anticipates filing the 2004 Form 10-K and the 2003 Form 10-KA on or before April 15, 2005.

The Company’s 2003 as reported results were revenues of $1,964.3 million and earnings per share of $1.64.  The Company now expects to report restated 2003 revenues of $1,965.2 million and earnings per share of $1.75 and 2004

UTStarcom Inc.

1275 Harbor Bay Parkway

Alameda, CA  94502

revenues of $2,703.6 million and earnings per share of $0.56.

The Company is restating its consolidated financial statements for the year ended December 31, 2003 and the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 to correct errors and reflect certain corresponding changes as further described below.

As part of the financial closing process for the year ended December 31, 2004:

(a) The Company prepared an analysis reconciling its 2003 income tax returns, as filed, to the 2003 income tax provision recorded in its consolidated financial statements. During this reconciliation process, the Company identified certain errors  which decreased the provision for income taxes and increased net income by $20.7 million for the year ended December 31, 2003.  In addition, as a result of the correction of the income tax provision error, at December 31, 2003  stockholders’ equity was increased by $21.6 million, income taxes payable was decreased by $2.5 million, other long-term assets were increased by $21.6 million, prepaid assets were increased by $2.8 million and other current assets were reduced by $5.3 million. There was no net effect on cash provided from operating activities as a result of this restatement.

Additionally, during the evaluation of the income tax provision related errors, the Company determined that an additional reclassification of reported 2003 results was required. Specifically, cost of sales increased by $3.5 million and other income increased by $3.5 million for the year ended December 31, 2003 to properly classify certain incentive payments received for exports and value added taxes in China.  There was no effect on net income as a result of this reclassification.

(b) The Company determined that it did not correctly identify a related party that was deemed a variable interest entity (“VIE”) and for whom the Company was considered the primary beneficiary in accordance with FASB Interpretation No. 46 (R).

In December 2004, the Company exercised a warrant for common stock in MDC Holding Limited (“MDC Holding”) for which it paid approximately $0.8 million for a 19% ownership interest.  Upon further analysis of the Company’s relationship with MDC Holding, management determined that certain of the Company’s employees participated in MDC Holding’s formation and initial capital contribution in 2001, and acquired a majority ownership interest in MDC Holding. Furthermore, the same employees participated in the initial capital contribution of Beijing MDC Telecommunications Co., Ltd., an affiliate of MDC Holding (“MDC BJ”).  In 2002, a venture capital fund affiliated with a principal shareholder of the Company made a capital investment in MDC Holding.

Management has determined that MDC Holding, MDC BJ and their affiliated entities (collectively, “MDC”) are related parties of the Company and that MDC is a VIE as defined by FIN 46 (R).  Management has further concluded that the Company is the primary beneficiary because MDC is a related party, and the Company’s activities are most closely aligned with MDC’s activities. Therefore, the Company should have  consolidated the results of MDC within its consolidated financial statements upon adoption of FIN 46 (R) in the fourth quarter of 2003.

The Company will correct its 2003 financial statements to reflect the consolidation of MDC as a variable interest entity.  At December 31, 2003, the inclusion of MDC in the Company’s consolidated financial statements resulted in a $5.5 million increase in both total assets and total liabilities and equity.  There will be no effect on net income as a result of the inclusion of MDC in the Company’s consolidated financial statements.

(c) In addition, the Company performed an analysis of the transactions entered into between MDC, the Company  and their customers . As a result of this analysis, an impairment charge of $7.4 million, net of taxes of $1.3 million, was recorded in the 2003 financial statements to write down inventory at a customer site to its recoverable amount.   This impairment charge reduced net income by $7.4 million at December 31, 2003 and decreased total assets and equity by the same amount.

Sarbanes-Oxley Act Section 404 Assessment

The Company’s management is finalizing its assessment of the effectiveness of the Company’s internal control over  financial reporting at December 31, 2004 as required under Section 404 of the Sarbanes-Oxley Act of 2002.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. During the course of management’s assessment of the Company’s internal control over financial reporting as of December 31, 2004, management has identified the following material weaknesses:

1. Ineffective controls over the financial reporting process due to an insufficient complement of personnel with a level of accounting knowledge, experience and training in the application of generally accepted accounting principles commensurate with the Company’s financial reporting requirements. Specifically, the Company’s controls were ineffective with respect to:

a)              revenue recognition;

b)             inventory, deferred costs and inventory reserve accounts;

c)              accounting for goodwill;

d)             translation of its accounts and transactions denominated in a currency other than U.S. dollars;

e)              accrued expense accounts;

f)                preparation and review of its consolidated financial statements and corresponding financial statement footnotes;

g)             timely, complete and accurate preparation of its income tax provision; and

h)             user access to certain automated business process  applications.

2.  Ineffective controls over the identification of related party relationships and related party transactions with the Company.

3. The lack of effective controls over the monitoring of the Company’s accounting functions located outside of the U.S. and the Company’s failure to maintain an effective control environment.

The existence of one or more material weaknesses as of December 31, 2004 would preclude a conclusion that the Company’s internal control over financial reporting was effective as of that date. Upon completion of management’s assessment, management expects to conclude that the Company did not maintain effective control over financial reporting as of December 31, 2004.

Management’s evaluation of the Company’s internal control over financial reporting as of December 31, 2004 is not complete. In connection with management’s ongoing evaluation, management may identify additional control deficiencies and once management has completed its evaluation of all control deficiencies, management may determine that these deficiencies, either alone or in combination with others, constitute one or more additional material weaknesses.

The Company expects that the material weaknesses identified above will result in an adverse opinion by the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting.

Technical Default with respect to Convertible Notes

The delay results in a technical default under the indenture with respect to the Company’s 7/8% Convertible Subordinated Notes due 2008.  The default would not become an event of default under the indenture unless the Company failed to file the 2004 Form 10-K within 60 days of written notice of the default being provided to the Company by either the trustee under the indenture or the holders of at least 25% in aggregate principal amount of the notes then outstanding.  If an event of default were to occur and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding could declare all unpaid principal and accrued interest on the Notes then outstanding to be immediately due and payable.  The Company believes that this technical default will be remediated with the filing of the 2004 Form 10-K.

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support. The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at www.utstar.com.

Forward-Looking Statements

This release contains statements that are forward-looking in nature, including without limitation statements about the outcome of the actions being taken by the Company and its audit committee and the anticipated timing and nature of filings with the Securities and Exchange Commission, and are subject to risks and uncertainties that may cause actual results to differ materially. The Company refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Investor Contacts

Carolyn Bass or Nate Wright

Investor Relations for UTStarcom

Market Street Partners

415-445-3234 or 415-445-3232

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2004	2004	2004	2004	2004

Net sales	$622,292	$689,628	$645,016	$746,645	$2,703,581

Cost of net sales	446,258	513,358	507,882	634,457	2,101,955
Gross profit	176,034	176,270	137,134	112,188	601,626

Operating expenses:
Selling, general and administrative	66,943	67,830	74,916	106,014	315,703
Research and development	45,658	52,592	56,026	64,769	219,045
In-process research and development	—	1,400	—	—	1,400
Amortization of intangible assets	2,973	3,334	3,639	5,605	15,551

Total operating expenses	115,574	125,156	134,581	176,388	551,699

Operating income (loss)	60,460	51,114	2,553	(64,200)	49,927

Interest and other income (expenses)	9,057	4,962	1,295	(627)	14,687
Equity in income (loss) of affiliated companies	(997)	(1,201)	(727)	1,625	(1,300)
Income (loss) before income taxes and minority interest	68,520	54,875	3,121	(63,202)	63,314
Income tax expense (benefit)	13,704	10,975	(1,906)	(32,614)	(9,841)
Minority interest in earnings of consolidated subsidiaries	(50)	(37)	(40)	412	285

Net income (loss)	$54,766	$43,863	$4,987	$(30,176)	$73,440

Basic earnings (loss) per share	$0.48	$0.39	$0.04	$(0.26)	$0.64

Diluted earnings (loss) per share	$0.40	$0.33	$0.04	$(0.26)	$0.56

Weighted average shares used in per-share calculation:
- Basic	114,614	113,773	113,945	114,211	114,135
- Diluted	139,325	136,095	133,226	114,211	135,541

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

(Restated)

	Three months ended				Year ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2003	2003	2003	2003	2003

Net sales	$330,520	$405,834	$584,382	$644,451	$1,965,187

Cost of net sales	217,835	268,330	398,280	456,357	1,340,802
Gross profit	112,685	137,504	186,102	188,094	624,385

Operating expenses:
Selling, general and administrative	37,583	34,963	57,371	58,422	188,339
Research and development	26,812	36,078	44,723	47,639	155,252
In-process research and development	1,320	9,328	161	(123)	10,686
Amortization of intangible assets	695	1,483	3,081	3,111	8,370

Total operating expenses	66,410	81,852	105,336	109,049	362,647

Operating income	46,275	55,652	80,766	79,045	261,738

Interest and other income (expenses)	4,490	(1,357)	(306)	617	3,444
Equity in loss of affiliated companies	(975)	(1,745)	(1,560)	(980)	(5,260)
Income before income taxes and minority interest	49,790	52,550	78,900	78,682	259,922
Income tax expense	8,622	9,100	13,661	14,016	45,399
Minority interest in earnings of consolidated subsidiaries	—	—	(35)	1,044	1,009

Net income	$41,168	$43,450	$65,204	$65,710	$215,532

Basic earnings per share	$0.38	$0.43	$0.63	$0.63	$2.08

Diluted earnings per share	$0.37	$0.36	$0.50	$0.51	$1.75

Weighted average shares used in per-share calculation:
- Basic	107,358	100,698	102,814	103,814	103,659
- Diluted	111,953	124,360	131,914	129,672	124,909

UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,	December 31,
	2004	2003
		(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$562,532	$377,747
Short-term investments	136,283	48,617
Accounts receivable, net	719,625	325,288
Related parties accounts receivable, net	86,988	43,944
Notes receivable	26,982	11,362
Inventories, net	590,832	257,065
Deferred costs/Inventories at customer sites under contracts	206,309	550,215
Prepaid expenses	112,525	139,103
Current deferred income taxes	143,123	18,179
Restricted cash and short term investments	33,347	24,404
Other current assets	42,058	30,320
Total current assets	2,660,604	1,826,244
Property, plant and equipment, net	268,759	187,039
Long-term investments	35,590	24,066
Goodwill and intangible assets, net	278,838	144,231
Other long-term assets	72,819	62,470
Total assets	$3,316,610	$2,244,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$407,536	$251,121
Short-term debt	351,183	1
Income taxes payable	143,778	14,265
Customer advances	323,938	450,499
Deferred revenue	66,941	44,958
Other	242,157	173,911
Total current liabilities	1,535,533	934,755

Long-term debt	410,655	410,655
Minority interest in consolidated subsidiaries	5,025	5,309
Stockholders’ equity:
Common stock	144	131
Additional paid-in capital	1,123,065	654,483
Deferred stock compensation	(6,102)	(7,761)
Retained earnings	243,477	243,058
Other comprehensive income	4,813	3,420
Total stockholders’ equity	1,365,397	893,331

Total liabilities and stockholders’ equity	$3,316,610	$2,244,050

UTStarcom, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unauditied)

	Years ended
	December 31,	December 31,
	2004	2003
		(Restated)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$73,440	$215,532
Adjustment to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	75,643	44,708
Non-qualified stock option exercise tax benefits	3,992	15,364
Loss on sale of assets	2,201	1,920
Loss on impairment of goodwill and intangible assets	12,706	—
Loss on sale of notes receivable	—	2,286
In-process research and development costs	1,400	10,686
Amortization of debt issuance costs	2,332	1,953
Warrants adjustment to fair value	(46)	(424)
Loss (gain) on sale of investment	(1,912)	73
Impairment of long-term investment	1,608	75
Stock compensation expense	519	4,302
Allowance for doubtful accounts	21,284	4,922
Inventory reserve	47,762	23,388
Equity in loss of affiliated companies	1,300	5,260
Deferred income taxes	(117,021)	(10,675)
Minority interest in earnings of consolidated subsidiary	(285)	(1,009)

Changes in operating assets and liabilities:
Accounts receivable	(455,865)	(151,863)
Inventories	(243,496)	(81,618)
Deferred costs/Inventories at customer sites under contracts	328,894	(317,997)
Other current and non-current assets	(8,164)	(103,289)
Accounts payable	98,281	(5,906)
Income taxes payable	129,517	1,262
Customer advances	(134,157)	294,163
Deferred revenue	21,918	27,379
Other current liabilities	43,143	64,681

Net cash (used in) provided by operating activities	(95,006)	45,173

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(135,575)	(123,214)
Investment in affiliates, net of cash acquired	(19,292)	(661)
Issuance of note receivable to related party	—	(10,071)
Purchase of businesses, net of cash acquired	(217,751)	(106,713)
Proceeds from disposal of property, plant and equipment	428	21
Purchase of intangible assets	(4,158)	(2,340)
Change in restricted cash	(8,943)	(3,153)
Purchase of short-term investments	(319,253)	(147,544)
Proceeds from sale of short-term investments	236,497	217,180

Net cash used in investing activities	(468,047)	(176,495)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock, net of expenses	25,736	58,878
Purchase of convertible bond hedge and call option	—	(43,792)
Proceeds from borrowing	390,000	422,976
Payments for borrowing	(40,000)	(23,389)
Repurchase of stock	(107,569)	(139,609)
Proceeds from equity offering	474,554	—
Proceeds from stockholder notes	—	282

Net cash provided by financing activities	742,721	275,346
Effect of exchange rate changes on cash	5,117	1,779

Net increase in cash and cash equivalents	184,785	145,803
Cash and cash equivalents at beginning of year	377,747	231,944

Cash and cash equivalents at end of year	$562,532	$377,747